CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated December 6, 2002, with respect to the 2001 consolidated financial statements of Fonix Corporation in a Registration Statement on Form S-2/A relating to the registration of 200,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



                                        HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah                     /s/ Hansen, Barnett & Maxwell
December 13, 2002